Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Members

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-148326 and 333-51468) and Form F-3 (No. 333-101502) of Workstream Inc. of our report dated April 1, 2011, relating to the financial statements of Incentives Advisors, LLC, which appear in this Current Report on Form 8-K of Workstream Inc. dated April 4, 2011.

/s/ Cross, Fernandez & Riley, LLP

Cross, Fernandez & Riley, LLP

Orlando, Florida
April 4, 2011